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                        PHH CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED SCHEDULE OF FREE CASH FLOWS
                                  (In millions)
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                                                                                         Twelve Months Ended
                                                                                          December 31,
                                                                                         -------------------
                                                                                   2000                  1999
                                                                                   ----                  ----
Adjusted EBITDA (*)                                                                $ 352 (A)             $ 330 (B)

Minority interest, excluding tax benefit (C)                                          (2)                   (1)
Tax payments                                                                          (1)                   (6)
                                                                                    ----                ------
CASH FLOW NET OF TAXES PAID                                                          349                   323

Tax refunds                                                                            2                     1
Restructuring and other unusual payments                                              (1)                   (3)
Working capital and other                                                            117                   (47)
                                                                                    ----                ------
OPERATING CASH FLOW                                                                  467                   274

Capital expenditures                                                                 (34)                  (69)
                                                                                    ----                ------
FREE CASH FLOW                                                                       433                   205

NON OPERATING ACTIVITIES:
       Investments                                                                  (151)                  (36)
       Acquisitions, net of cash acquired                                            (19)                    -
       Net proceeds from sale of subsidiaries                                          -                 1,804
       Other (D)                                                                      (8)                 (300)
                                                                                    ----                ------
                                                                                    (178)                1,468
                                                                                    ----                ------

FINANCING ACTIVITIES:
       Net proceeds from (repayments on) borrowings                                   (1)                    -
       Net intercompany activities (E)                                               165                (1,354)
                                                                                    ----                ------
                                                                                     164                (1,354)
                                                                                    ----                ------
NET CHANGE IN CASH BEFORE MANAGEMENT AND MORTGAGE PROGRAMS                           419                   319

MANAGEMENT AND MORTGAGE PROGRAMS:
       Net mortgage originations and sales                                           385                 1,422
       Net mortgage servicing rights                                                (694)                 (571)
       Net relocation advances                                                       372                    80
       Net financing for assets of management programs                              (274)               (1,451)
                                                                                    ----                ------
                                                                                    (211)                 (520)
                                                                                    ----                ------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                               $ 208                $ (201)
                                                                                   =====                =======

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(*)  Adjusted EBITDA is defined as earnings before non-operating interest, income taxes, depreciation and amortization and minority interest, adjusted to exclude certain items which are of a non-recurring or unusual nature and not measured in assessing segment performance or are not segment specific.
(A)  Excludes a charge of $1 million primarily related to the consolidation of business operations.
(B)  Excludes a net gain on the disposal of the fleet businesses ($871 million) and applicable net income for 1999 ($34 million).
(C)  Represents before tax amounts for minority interest.
(D)  Primarily represents fundings to discontinued operations and the effects of changes in exchange rates.
(E)  Primarily represents payment of dividends and other intercompany activities.
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